   As filed with the Securities and Exchange Commission on November 27, 1995.

                                SCHEDULE 14A
                               (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934
                            (AMENDMENT NO. 1)
Filed by the registrant  /X/

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement



                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.
                (Name of Registrant as Specified in Its Charter)



                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

/X/  Fee paid previously with preliminary materials.

                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.
                             Hartford, Connecticut
                               November 17, 1995

Dear Fellow Shareholders:

    A Special Meeting of Shareholders of four of the series of Connecticut Mutual Investment Accounts, Inc. (the "Company") known as the CMIA California Municipals Account, the CMIA Massachusetts Municipals Account, the CMIA New York Municipals Account and the CMIA Ohio Municipals Account will be held at 2:00 p.m. Eastern Time on Friday, December 8, 1995, at Connecticut Mutual Life Insurance Company, 878 Main Street (10 State House Square), Hartford, Connecticut. You will be asked at this meeting to consider and approve specific proposals. These proposals are detailed in the enclosed Proxy Statement.

    To help you review the Proxy Statement, we would like to highlight the proposed changes.

APPROVAL OF A CHANGE TO EACH ACCOUNT'S FUNDAMENTAL INVESTMENT POLICY.

    We propose to amend your Account's fundamental investment policy to permit your Account to invest without limit in obligations the interest on which is subject to the federal alternative minimum tax. Your Board of Directors believes that this change will increase investment opportunities for your Account.

APPROVAL  OF  CHANGES  TO  SEVERAL  OF  THE  ACCOUNT'S  FUNDAMENTAL   INVESTMENT
RESTRICTIONS.

    We also propose to amend certain fundamental investment restrictions which your Board of Directors believes may permit your Account to take advantage of new investment opportunities in the future. In this regard we propose to eliminate restrictions concerning diversification of assets, joint transactions and investing for control, to reclassify as nonfundamental a restriction concerning short sales, and to amend and modernize restrictions concerning investing in real estate, lending, and borrowing, pledging and senior securities. Your Board of Directors believes that this increased flexibility will be beneficial to you and your Account.

APPROVAL OF CHANGE TO CALIFORNIA MUNICIPALS ACCOUNT'S DIVERSIFICATION STATUS. (APPLICABLE ONLY TO CALIFORNIA MUNICIPALS ACCOUNT.)

    Shareholders of the California Municipals Account will be asked to change the Account's status from diversified to nondiversified. Your Board of Directors believes that this change will increase investment flexibility.

PROPOSALS HAVE BEEN APPROVED BY YOUR BOARD OF DIRECTORS

    All of the proposals have been reviewed by the Company's Board of Directors, who are charged with considering the best interests of the shareholders. YOUR BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT YOU APPROVE, EACH PROPOSAL.

YOUR VOTE IS IMPORTANT!

    Please vote by completing, signing and returning the enclosed proxy ballot card to us immediately. Your prompt response will help avoid the cost of additional mailings. For your convenience, we have provided a postage-paid envelope.

    If you have questions, please call your Customer Service Representative at 1-800-461-3743, Monday through Friday between 8:00 a.m. and 5:00 p.m. Eastern Time.

                                          Sincerely,

                                          DONALD H. POND, JR.
                                          Chairman

                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.
                               140 GARDEN STREET
                          HARTFORD, CONNECTICUT 06154
            -------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
            -------------------------------------------------------
                       CMIA CALIFORNIA MUNICIPALS ACCOUNT
                     CMIA MASSACHUSETTS MUNICIPALS ACCOUNT
                        CMIA NEW YORK MUNICIPALS ACCOUNT
                          CMIA OHIO MUNICIPALS ACCOUNT
                          TO BE HELD DECEMBER 8, 1995



    A Special Meeting of shareholders of four of the series of Connecticut Mutual Investment Accounts, Inc. (the "Company") (telephone 1-800-322-CMIA), consisting of the CMIA California Municipals Account ("California Account"), CMIA Massachusetts Municipals Account ("Massachusetts Account"), CMIA New York Municipals Account ("New York Account") and CMIA Ohio Municipals Account ("Ohio Account") (each, an "Account" and collectively, the "Accounts"), will be held for each Account on Friday, December 8, 1995 at the offices of Connecticut Mutual Life Insurance Company, 878 Main Street (10 State House Square), Hartford, Connecticut, at 2:00 p.m. Eastern Time. The purpose of the Meeting is to consider and act upon the following proposals:


(1) FOR EACH ACCOUNT: To consider and act upon a proposal to amend the Account's investment policy to provide that the Account may invest without limit in municipal obligations the interest on which is exempt from regular federal income tax (but which may be a tax preference item for purposes of alternative minimum tax) and from the State taxes that, in accordance with the Account's investment objective, the Account seeks to avoid. (In addition to allowing the Accounts to invest without limit in obligations the interest on which is subject to alternative minimum tax, this amendment will permit the California Account (like all other Accounts) to invest in certain obligations of Puerto Rico, Guam and the U.S. Virgin Islands.)


(2) FOR EACH ACCOUNT: To consider and act upon a proposal to eliminate, reclassify or amend certain of the Account's fundamental investment restrictions (as set forth in Exhibit A to the accompanying Proxy Statement).


(3) FOR THE CALIFORNIA ACCOUNT: To consider and act upon a proposal to change the Account's diversification status from diversified to non-diversified.

(4) To transact other business that may properly come before the Meeting or any adjournment of the Meeting.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL PROPOSALS

    Shareholders of record as of the close of business on November 13, 1995 are entitled to vote at the Meeting or any adjournment of the Meeting on each matter relating to an Account of which they hold shares. The Proxy Statement and proxy card are being mailed to shareholders on or about November 17, 1995.

                                          ANN F. LOMELI
                                          Secretary

Hartford, Connecticut
November 17, 1995

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT
                                    GENERAL



    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Connecticut Mutual Investment Accounts, Inc. (the "Company") on behalf of four of the series of the Company, consisting of the CMIA California Municipals Account ("California Account"), CMIA
Massachusetts Municipals Account ("Massachusetts Account"), CMIA New York Municipals Account ("New York Account"), and CMIA Ohio Municipals Account ("Ohio Account") (each, an "Account" and collectively, the "Accounts"). The proxies will be used at the Special Meeting of the Accounts' shareholders to be held on Friday, December 8, 1995 at the offices of Connecticut Mutual Life Insurance Company, 878 Main Street (10 State House Square), Hartford, Connecticut, at 2:00 p.m. Eastern Time. The executive offices of the Company are located at 140 Garden Street, Hartford, Connecticut, and the mailing address of the Company and each of the Accounts is 140 Garden Street, Hartford, Connecticut 06154. EACH ACCOUNT'S SEMI-ANNUAL REPORT FOR ITS 1994 FISCAL YEAR MAY BE OBTAINED FREE OF CHARGE BY WRITING THE COMPANY OR BY CALLING 1-800-322-CMIA.


    This Proxy Statement and proxy card are being mailed to shareholders on or about November 17, 1995.

RECORD DATE

    The Board of Directors has fixed the close of business on November 13, 1995 as the record date ("Record Date") for determination of shareholders of each Account entitled to notice of and to vote at the Special Meeting. Shareholders of record are entitled to one vote per share at the Special Meeting or any adjournment of the Meeting relating to their Account. On the Record Date, the following shares of common stock of each Account were outstanding:


 California Account.................................................     69,153
 Massachusetts Account..............................................     13,393
 New York Account...................................................     35,331
 Ohio Account.......................................................     33,321
                                                                      ---------
 Total..............................................................    151,198
                                                                      ---------
                                                                      ---------


SUMMARY OF VOTING ON PROPOSALS

    Although each Account is participating separately in the Special Meeting, proxies are being solicited through the use of this joint proxy statement.
Shareholders of each Account will vote separately as to those Proposals affecting only their Account. Voting by shareholders of one Account will not affect voting by any other Account on these matters.

    PROPOSAL                     ACCOUNT(S) ENTITLED TO VOTE
    --------                   -------------------------------
         1                     Each Account voting separately.
         2                     Each Account voting separately.
         3                     California Account Only.

         PROPOSAL 1.  TO APPROVE THE AMENDMENT OF EACH ACCOUNT'S POLICY
            CONCERNING THE MUNICIPAL OBLIGATIONS IN WHICH IT INVESTS
                               (FOR EACH ACCOUNT)

    Each Account seeks to achieve its investment objective by investing either directly or indirectly through another open-end management investment company primarily (I.E., at least 80% of net assets during periods of normal market conditions) in debt obligations issued by or on behalf of its corresponding State and its political subdivisions, and (except in the case of the California Account) the governments of Puerto Rico, the U.S. Virgin Islands and Guam (the "Territories"), the interest on which is exempt from regular federal income tax, is not a tax preference item under the federal alternative minimum tax (the "AMT") and is exempt from the State taxes that, in accordance with the Account's investment objective, the Account seeks to avoid. The foregoing 80% policy is a fundamental policy of each Account and may not be changed unless authorized by a vote of each Account's shareholders.

    This Proposal seeks to amend the policy described above to permit each Account to invest either directly or indirectly through another open-end management investment company primarily (I.E., at least 80% of net assets during normal market conditions) in municipal obligations the interest on which is exempt from regular federal income tax and from the State taxes that, in accordance with the Account's investment objective, the Account seeks to avoid. Pursuant to the investment objective of each Account, the Account seeks to provide current income exempt from regular federal income tax and certain State taxes which are specified in each Account's prospectus.

    Each Account invests its assets in a corresponding investment company (a "Portfolio") with the same investment policy as that described above for the Account. When voting on a parallel proposal to amend the Portfolio's investment policy, each Account will vote its interest in the Portfolio for or against such Proposal proportionately to the instructions to vote for or against this Proposal (as described in each Account's prospectus). If a sufficient number of votes in favor of the Proposal are received from investors in a Portfolio, that Portfolio's policy will be changed.

    If this Proposal is approved with respect to each Account and its corresponding Portfolio, each Portfolio will be permitted to invest without limit in obligations the interest on which is a tax preference item under the AMT ("AMT obligations"). This policy change should result in greater investment opportunities because the Portfolios will no longer be required to restrict investment in AMT obligations to 20% of net assets. Boston Management & Research, the investment adviser to the Portfolios (the "Investment Adviser"), believes that, under current market conditions, AMT obligations may provide higher yields than non-AMT obligations. Should these market conditions continue, a Portfolio would have the ability to invest without limit in such higher-yielding obligations, provided that they otherwise meet the credit quality and other criteria of the Portfolio (as described in its corresponding Account's prospectus). As a result, investment returns may be enhanced over time.


    The AMT is generally applicable to wealthy individuals and corporations that earn high income and are able to reduce their regular income tax liability through tax deductions. Therefore, the Investment Adviser believes that the proposed policy change is unlikely to affect the tax-exempt status of the income earned by an Account for most shareholders. The chart below sets forth the percentage of each Portfolio's net assets invested in AMT obligations on September 30, 1995:



                                                                                                   % OF PORTFOLIO'S
                                                                                                  ASSETS INVESTED IN
                                                                                                    AMT OBLIGATIONS
ACCOUNT                                                                                               ON 9/30/95
------------------------------------------------------------------------------------------------  -------------------
California Account..............................................................................            18.0
Massachusetts Account...........................................................................            18.1
New York Account................................................................................             4.4
Ohio Account....................................................................................            17.9



    If this Proposal is approved, the investment policy of each Account will be clarified to state that an Account may invest in municipal obligations of any issuer including the governments of the Territories, provided that the interest on such obligations is exempt from regular federal income tax and the State taxes specified in the Account's investment objective. Each Portfolio, however, will continue to invest at least 65% of its total assets in municipal obligations issued by or on behalf of its corresponding State or its political subdivisions. The amended policy would permit the California Tax Free Portfolio (the "California Portfolio") (in which the California Account invests its assets) to invest up to 35% of its total assets in obligations issued by the Territories, provided that the interest on such obligations is exempt from regular federal income tax and relevant State taxes. The California Portfolio has been renamed California Municipals Portfolio by the Portfolio's Board of Trustees at a meeting on October 23, 1995.

                    DIRECTORS' EVALUATION AND RECOMMENDATION

    THE DIRECTORS OF THE COMPANY RECOMMEND THAT SHAREHOLDERS OF EACH ACCOUNT APPROVE THE PROPOSED CHANGE TO THE ACCOUNT'S FUNDAMENTAL INVESTMENT POLICY CONCERNING THE MUNICIPAL OBLIGATIONS IN WHICH IT INVESTS.


    The Board of Directors, at a meeting held on November 2, 1995, considered various factors and believes that this Proposal will increase investment opportunities and is in the best interests of each Account and its shareholders. If the Proposal is not approved with respect to an Account, that Account's current fundamental investment policy will remain in effect and a shareholder vote will be required before the Account can engage in activities prohibited by the current policy. If one or more of the Accounts does not approve the Proposal and the Proposal is approved by the other investors of the corresponding Portfolio, the Account will have an investment in a corresponding Portfolio whose investment policy with respect to AMT obligations is not substantially the same as that of the Account. In that case, the Company's Board of Directors on behalf of such Account may be obliged to withdraw the Account's assets from the corresponding Portfolio.


                      VOTE REQUIRED TO APPROVE PROPOSAL 1

    Approval of the Proposal with respect to an Account requires the affirmative vote of a majority of the outstanding voting securities of that Account, which term as used in this Proxy Statement means the vote of the lesser of (a) more than 50% of the outstanding shares of the Account, or (b) 67% of the shares of the Account present at the Meeting if the holders of more than 50% of the outstanding shares of the Account are present or represented by proxy at the Meeting.

          PROPOSAL 2.  TO APPROVE THE ELIMINATION, RECLASSIFICATION OR
            AMENDMENT OF CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS
                               (FOR EACH ACCOUNT)

    The Investment Company Act of 1940, as amended (the "Act"), requires each Account to have certain specific investment restrictions which can be changed only by a shareholder vote. An Account may also elect to designate other restrictions which may be changed only by a shareholder vote. Both types of restrictions are often referred to as "fundamental" restrictions.

    When each Account commenced operations in 1994, each Account adopted fundamental investment restrictions that were substantially similar to those of its corresponding Portfolio. Recently, the Boards of Trustees of the Portfolios have authorized a review of the Portfolios' fundamental investment restrictions to simplify and modernize those restrictions which are required to be fundamental and to eliminate as fundamental any restrictions which are not now required to be fundamental under state securities ("Blue Sky") laws or the positions of the staff of the Securities and Exchange Commission (the "Commission") in interpreting the Act. If not required to be fundamental, depending on the circumstances, the restriction would be reclassified as a nonfundamental restriction in the same or a modified form, or eliminated.

    Accordingly, in order to ensure that each Account's investment restrictions are substantially similar to those of its corresponding Portfolio, the Company's Board of Directors has approved the same changes to each Account's fundamental investment restrictions as described further below. Nonfundamental restrictions can be changed by the Portfolios' Trustees and the Company's Directors without shareholder approval.


    This Proposal seeks shareholder approval of changes which are intended to accomplish the foregoing goals. The proposed changes to the fundamental restrictions are discussed in detail below. Please refer to the changes to the restrictions as set forth in EXHIBIT A. By reducing to a minimum those restrictions which can be changed only by shareholder vote, each Account would be able to avoid the costs and delay associated with a future shareholder meeting. The Investment Adviser believes that the ability to manage an Account's corresponding Portfolio in a changing regulatory or investment environment will be enhanced and investment management opportunities may be increased. The numerical references to the Accounts' investment restrictions correspond to the paragraphs in EXHIBIT A. If this Proposal is approved, the restrictions will be reordered.


    If approved, the proposed changes will not affect current management of an Account's corresponding Portfolio. Moreover, the changes would be made regardless of whether the other proposals in this proxy statement are approved. When voting on a parallel proposal to amend the fundamental investment restrictions of its corresponding Portfolio, each Account will vote its interest in the Portfolio for or against such Proposal proportionately to the instructions to vote for or against this Proposal (as described in each Account's prospectus). If a sufficient number of votes in favor of amending some or all of a Portfolio's restrictions are received from the investors in that Portfolio, such restrictions will be amended.

                      ELIMINATION OF CERTAIN RESTRICTIONS

    Approval of this Proposal will result in elimination of Restriction (3), Restriction (4)(iii) and Restriction (7), because such restrictions are not required to be fundamental policies under the Act or state "Blue Sky" laws.

    Restriction (3) concerns the diversification of assets by an issuer. This restriction does not apply to nondiversified funds. Because the Accounts (except the California Account) are nondiversified, this restriction may be eliminated. Shareholders of the California Account will consider the elimination of Restriction (3) and Restriction (10) (which also relates to diversification) in Proposal 3.

    Restriction (4)(iii) concerning joint transactions is a matter regulated by a provision of the Act which is subject to certain exceptions pursuant to rules or positions of the staff of the Commission. Eliminating the prohibition may allow an Account to engage in certain beneficial transactions, such as purchasing securities with affiliated investment companies at a lower cost, if the Commission grants an exemptive order permitting such transactions. (The Accounts have no current intention of applying for such an order.)


    Restriction (7) concerning investing for control prohibits an Account from investing for control or management of other companies. Investing for such purposes would be difficult because of the Act's diversification requirements and is regulated by the Act's provisions on affiliated transactions.


                      RECLASSIFICATION OF RESTRICTION (2)

    If this Proposal is approved, Restriction (2) will be eliminated as fundamental, but will be retained as a nonfundamental policy of each Account (which could be thereafter amended or eliminated by vote of the Company's Directors). This restriction is required under various state "Blue Sky" laws and/or federal laws, but is not required to be a fundamental policy of an Account.

    Restriction (2) concerning short sales prohibits an Account from engaging in such transactions unless they are "against the box" and no more than 25% of net assets is held as collateral. In a short sale, an Account would sell a borrowed security with a corresponding obligation to return the same security. If reclassified as nonfundamental, the restriction could be revised in the future to permit other types of short sales if permitted by law.

    If shareholders approve the proposed reclassification of Restriction (2) as nonfundamental, a future change in this restriction could be effected by the Directors without shareholder approval if the Directors determined that such a change was appropriate and desirable. The Portfolios' Trustees and the Company's Directors have no present intention of amending or eliminating the foregoing restriction if it is reclassified. The Portfolios' Trustees and the Company's Directors believe, however, that this reclassification of Restriction (2) will enable each Account to respond more rapidly to future changes in the Account's competitive and regulatory environment.

                       AMENDMENT TO CERTAIN RESTRICTIONS


    Restriction (6) concerning borrowing, pledging and senior securities has been revised by deleting the restriction on pledging and by permitting borrowing and the issuance of senior securities consistent with the Act. Pledging restrictions are no longer required by State law. The positions of the staff of the Commission on borrowings and senior securities have evolved in recent years with the development of new investment strategies, such as reverse repurchase agreements and futures transactions. Each Account would like the ability to consider use of new investment techniques consistent with the Act and appropriate disclosure as interpretations of the Act are further developed. As currently required by the Act, no Account may borrow money in excess of 33 1/3% of the value of the Account's total assets (including the amount borrowed). Each Account may currently borrow up to 5% of the value of its total assets for certain temporary purposes. There is no intention to change this 5% policy. If the Directors should decide in the future to change this 5% policy with respect to an Account, disclosure would be provided in the Account's prospectus.


    Restriction (8) concerning investing in real estate and Restriction (5) concerning lending are proposed to be simplified and revised consistent with current regulatory restraints. The amendment, elimination or reclassification of each restriction requires a separate vote.

                      VOTE REQUIRED TO APPROVE PROPOSAL 2

    Approval of the Proposal requires the affirmative vote of a majority of the outstanding voting securities of an Account as set forth under "Vote Required to Approve Proposal 1" above.

                    DIRECTORS' EVALUATION AND RECOMMENDATION

    THE DIRECTORS OF THE COMPANY RECOMMEND THAT SHAREHOLDERS OF EACH ACCOUNT APPROVE THE ELIMINATION, RECLASSIFICATION OR AMENDMENT OF CERTAIN OF THE ACCOUNT'S INVESTMENT RESTRICTIONS.


    The Board of Directors, at a meeting held on November 2, 1995, considered various factors and believes that this Proposal will increase investment management flexibility and is in the best interests of each Account and its shareholders. If part or all of the Proposal is not approved with respect to an Account, some or all of that Account's current fundamental restrictions will remain in effect and a shareholder vote will be required before the Account can engage in activities prohibited by a current fundamental restriction. If one or more of the Accounts does not approve part or all of the Proposal and part or all of the Proposal is approved by the other investors in the corresponding
Portfolio, the Account will have an investment in a corresponding Portfolio whose fundamental investment restrictions are not substantially the same as those of the Account. In that case, the Company's Board of Directors on behalf of such Account may be obliged to withdraw the Account's assets from the corresponding Portfolio.


                 PROPOSAL 3.  CHANGE IN DIVERSIFICATION STATUS
                       (FOR THE CALIFORNIA ACCOUNT ONLY)

    As a diversified fund under the Act, the California Account may not (with respect to 75% of its assets) invest more than 5% of assets in any one issuer (excluding the U.S. Government) or own more than 10% of the outstanding voting securities of any one issuer. The purpose of this Proposal is to change the California Account's diversification status under the Act from diversified to nondiversified. As a nondiversified fund under the Act, the Account would be subject to the diversification requirements of the Internal Revenue Code, which impose the foregoing 5% and 10% limitations with respect to only 50% of its assets.

    The Account will also vote on a parallel proposal to change the diversification status of the California Portfolio. When so voting, the Account will vote its interest in the Portfolio for or against such proposal proportionately to the instructions to vote for or against this Proposal (as described in the Account's prospectus). If a sufficient number of votes in favor of the Proposal are received from investors in the California Portfolio, the Portfolio's policy will be changed.


    Because of the limited number of issuers within a particular state, state municipal funds may need the ability to invest (with respect to a larger percentage of assets) more than 5% of assets in a single issuer. Changing the California Account's and the California Portfolio's status would provide the California Portfolio this. To the extent the California Portfolio invests a greater percentage of assets in a single issuer, it would be more susceptible to any adverse economic or political occurrence affecting that issuer. If this Proposal is approved, Restrictions (3) and (10) (set forth in Exhibit A to this Proxy Statement), which relate to the diversification of assets, will be eliminated.


                      VOTE REQUIRED TO APPROVE PROPOSAL 3


    Approval of this Proposal requires the affirmative vote of a majority of the outstanding voting securities of the California Account as set forth under "Vote Required to Approve Proposal 1" above.


                    DIRECTORS' EVALUATION AND RECOMMENDATION

    THE DIRECTORS OF THE COMPANY RECOMMEND THAT SHAREHOLDERS OF THE CALIFORNIA ACCOUNT APPROVE THE CHANGE IN THE ACCOUNT'S DIVERSIFICATION STATUS FROM DIVERSIFIED TO NONDIVERSIFIED.

    The Board of Directors, at a meeting held on November 2, 1995, considered various factors and believes the Proposal will increase investment flexibility and is in the best interests of the California Account and its shareholders. If the Proposal is not approved, the Account will continue to be a diversified fund and a shareholder vote will be required in order to change that status. If shareholders of the California Account do not approve the Proposal and the Proposal is approved by the other shareholders of the California Portfolio, the Account will have an investment in a corresponding Portfolio with a fundamental investment restriction that is not substantially the same as that of the California Account. In that case, the Company's Board of Directors on behalf of the California Account may be obliged to withdraw the Account's assets from the California Portfolio.

INFORMATION ABOUT SHARE OWNERSHIP

    As   of  October  31,  1995,   Connecticut  Mutual  Life  Insurance  Company
("Connecticut Mutual") and its affiliates held the amount and percentages of the shares outstanding of each of the Accounts as indicated below:

                                                                         PERCENT
                                                                           OF
 ACCOUNT                                                   SHARES HELD   ACCOUNT
 --------------------------------------------------------  -----------   -------
 California Account......................................         0         0
 Massachusetts Account...................................     1,057         7%
 New York Account........................................         0         0
 Ohio Account............................................         0         0
                                                                            -
                                                              -----
 Total...................................................         0         0
                                                                            -
                                                                            -
                                                              -----
                                                              -----

    It is intended that all such shares held by Connecticut Mutual and its affiliates will be voted in favor of all of the Proposals.

    As of October 16, 1995, the following persons held an interest in the following Accounts equal to 5% or more of such Account's outstanding shares.

                                                                     PERCENTAGE
 SHAREHOLDER                                                         OWNERSHIP
 ------------------------------------------------------------------  ----------
 CMIA California Municipals Account:
    Frank J. Edwards IV............................................      18%
    Houston, TX
    Archie and Winifred Dingwall...................................      22%
    Fresno, CA
    Frank E. Blakeley..............................................      56%
    Fresno, CA

 CMIA Massachusetts Municipals Account:
    Tom F. and Edna M. Cavanaugh...................................      32%
    Carver, MA
    CML............................................................       7%
    Hartford, CT
    Martin J. Healey...............................................      19%
    Lynn, MA
    Eugen F. and Jean K. Walsh.....................................      34%
    Tewksbury, MA

 CMIA New York Municipals Account:
    Robert W. Lang.................................................       5%
    Gloversville, NY
    Michael Nicoletti..............................................       6%
    Huntington, NY
    Herbert F. Ross................................................       7%
    Rochester, NY
    Shirley M. Baker...............................................       9%
    Elma, NY
    Arnold and Ellen Ostrower......................................      16%
    New York, NY
    Salvatore J. Bellavia..........................................      29%
    Syracuse, NY

 CMIA Ohio Municipals Account:
    Martha L. Lanter...............................................       5%
    Springfield, OH
    Lawrence H. Stookey, Jr........................................       6%
    Sandusky, OH
    Hardy & Hardy Co...............................................       6%
    Lima, OH
    Lawrence A. Walborn............................................       6%
    Sylvania, OH
    Friddle Trust..................................................      18%
    Mason, OH
    Warren and Mary Copeland.......................................      23%
    Lima, OH

    The Company is not aware that any other person owned beneficially or of record more than 5% of the shares of any Account on October 16, 1995. As of such date, the officers and Directors of the Company owned in the aggregate less than 1% of the shares of any one or more of the Accounts.

                                 OTHER MATTERS

    The Company's management knows of no business to be brought before the Special Meeting except as described above. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy intend to vote on such matters in accordance with their best judgment. If shareholders desire additional information about the matters proposed for action, the Company's management will be glad to hear from them and to provide further information.


    Connecticut Mutual has entered into an Agreement and Plan of Merger with Massachusetts Mutual Life Insurance Company ("Massachusetts Mutual") providing for Connecticut Mutual to merge with and into Massachusetts Mutual (the "Merger"). Upon the consummation of the Merger, the separate existence of Connecticut Mutual will cease and Massachusetts Mutual will be the surviving company and will continue its corporate existence under the name "Massachusetts Mutual Life Insurance Company." As a result of the Merger, it is anticipated that Massachusetts Mutual will ask the Company's Board to approve the appointment of a new Board of Directors of the Company and to approve amended Rule 12b-1 plans for each Account (collectively, the "Merger Proposals"). The Board will also recommend the appointment of a new principal underwriter of the Company's shares and may approve other changes to the management and operations of the Accounts. This Proxy Statement does NOT relate to these Merger Proposals and you are NOT being asked to vote on these Merger Proposals as this time. Shareholders of each Account will be given an opportunity to approve the Merger Proposals at a later date pursuant to a separate proxy solicitation.


               PROXIES, QUORUM AND VOTING AT THE SPECIAL MEETING

    Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Company. In addition, although mere attendance at the meeting will not revoke a proxy, a shareholder present at the meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in this Proxy Statement and will use their best judgment in connection with the transaction of such other business as may properly come before the Special Meeting or any adjournment thereof.

    In the event that, at the time any session of a Special Meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of any of Proposals 1, 2, and 3 have not been received, the persons named as proxies will vote those proxies which they are entitled to vote in favor of the relevant Proposal for such an adjournment and will vote those proxies required to be voted against the Proposal against any such adjournment. A shareholder vote may be taken on one or more of the Proposals in the Proxy Statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

    Shares of common stock of the Company represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the Proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at a Special Meeting. Abstentions will be treated as shares that are present and entitled to vote with respect to any particular Proposal, but will not be counted as a vote cast in favor of such Proposal. Accordingly, an abstention from voting on a Proposal has the same effect as a vote against the Proposal. Adoption by the shareholders of the affected Account of Proposals 1, 2 and 3 requires the affirmative vote of the lesser of (i) 67 percent or more of the affected Accounts' outstanding voting securities present at the Special Meeting, if the holders of more than 50 percent of the affected Account's shares of common stock are present or represented by proxy or (ii) 50 percent or more of the affected Account's outstanding shares of common stock. If a broker or nominee holding shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular Proposal, those shares will not be considered as present and entitled to vote with respect to such Proposal and are likewise not considered to be votes cast. Accordingly, a "broker non-vote" has no effect on the voting in determining whether any Proposal has been adopted pursuant to item (i) above. However, with respect to determining whether any Proposal has been adopted pursuant to item (ii) above, because shares represented by a "broker non-vote" are considered outstanding shares, a "broker non-vote" has the same effect as a vote against the Proposal.

    In addition to the solicitation of proxies by mail or in person, the Company may also arrange to have votes recorded by telephone by officers and employees of the Company, personnel of G.R. Phelps & Co., Inc. ("G.R. Phelps"), the Accounts' administrator, or agents hired by G.R. Phelps for such purpose. The telephone voting procedure is designed to authenticate a shareholder's identity, to allow a shareholder to authorize the voting of shares in accordance with the shareholder's instructions and to confirm that the voting instructions have been properly recorded. If these procedures were subject to a successful legal challenge, such votes would not be counted at the Meeting. The Company has not sought to obtain an opinion of counsel on this matter and is unaware of any such challenge at this time. A shareholder would be called on a recorded line at the telephone number the Company has in its records for the account and would be asked the shareholder's Social Security number or other identifying information. The shareholder would then be given an opportunity to authorize proxies to vote his shares at the Meeting in accordance with the shareholder's instructions. To ensure that the shareholder's instructions have been recorded correctly, the shareholder will also receive a confirmation of the voting instructions in the mail. A special toll-free number will be available in case the voting information contained in the confirmation is incorrect. If the shareholder decides after voting by telephone to attend a Meeting, the shareholder can revoke the proxy at that time and vote the shares at the Meeting.

                            SHAREHOLDERS' PROPOSALS

    The Company is not required, and does not intend, to hold meetings of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting of shareholders of the Company must submit such proposal in writing so that it is received by the Company at 140 Garden Street, Hartford, Connecticut 06154 within a reasonable time before any such meeting. The mere submission of a proposal does not guarantee inclusion in a proxy statement because such proposals must comply with certain rules under the federal securities laws.

                      EXPENSES AND METHOD OF SOLICITATION

    The cost of preparing and mailing this Proxy Statement and the accompanying notice and proxy card will be borne by each Account ratably. Proxies will be solicited by mail and may also be solicited in person or by telephone by employees, officers and/or directors of Connecticut Mutual, its wholly-owned subsidiary C.M. Life, its affiliated company, G.R. Phelps and a professional solicitation organization. The cost of the solicitation by such organization, including out-of-pocket expenses, is expected to be approximately $1,800 for each Account. Such expenses will be borne pro rata by the Accounts based on the number of shareholder accounts.

NOVEMBER 17, 1995                                  CONNECTICUT MUTUAL INVESTMENT
                                                                  ACCOUNTS, INC.

                                                                       EXHIBIT A


                            INVESTMENT RESTRICTIONS
                       [Proposed Additions in Italic and
                        Proposed Deletions in Brackets]

    Each Account will not:

    (1) Purchase securities on margin (but an Account may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The deposit or payment by an Account of initial or maintenance margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin;

    (2)* Make short sales of securities or maintain a short position, unless at all times when a short position is open an Account owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 25% of an Account's net assets (taken at current value) is held as collateral for such sales at any one time. (Each Account will make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes);

    (3) [Purchase securities of any issuer if such purchase, at the time thereof, would cause more than 10% of the total outstanding voting securities of such issuer to be held by an Account;]

    (4) Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in:

        (i) selling a portfolio security under circumstances which may require the registration of the same under the Securities Act of 1933; or

        (ii) investing all or part of its investable assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Account and issuing its own shares representing a pro rata interest in the securities of such other investment company owned by it; or

        [(iii) participating on a joint or a joint and several basis in any trading account in securities;]

    (5) MAKE LOANS [Lend any of its funds or other assets] to any person [, directly or indirectly] except BY [(i) through] (A) THE ACQUISITION OF DEBT INSTRUMENTS AND MAKING PORTFOLIO INVESTMENTS, (B) ENTERING INTO REPURCHASE AGREEMENTS and [(ii) through the loan of a] (C) LENDING PORTFOLIO SECURITIES [security; (The purchase of a portion of an issue of debt obligations, whether or not the purchase is made on the original issuance, is not considered the making of a loan)];

    (6) Borrow money [or pledge its assets in excess of 1/3 of the value of its assets (including the amount borrowed) and then only if such borrowing is incurred as a temporary measure for extraordinary or emergency purposes or to facilitate the orderly sale of portfolio securities to accommodate redemption requests;] or issue senior securities EXCEPT AS PERMITTED BY THE INVESTMENT COMPANY ACT OF 1940 [other than its shares of common stock, except as appropriate to evidence indebtedness, including reverse repurchase agreements, which an Account is permitted to incur. No Account will purchase securities while outstanding temporary bank borrowings, including reverse repurchase agreements, exceed 5% of its total assets; provided, however, that an Account may increase its interest in an open-end management investment company with substantially the same investment objective, policies and

------------------------
* This restriction would become nonfundamental if Proposal 2 is approved.

restrictions as the Account while such borrowings are outstanding. The deposit of cash, cash equivalents and liquid debt securities in a segregated account with the custodian and/or with a broker in connection with futures contracts or related options transactions and the purchase of securities on a "when-issued" basis is not deemed to be a pledge];

    (7) [Invest for the purpose of exercising control or management of other companies;]

    (8) Purchase or sell real estate[, although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate and may hold or sell real estate acquired as a result of its ownership of a security] (INCLUDING LIMITED PARTNERSHIP INTERESTS IN REAL ESTATE, BUT EXCLUDING READILY MARKETABLE INTERESTS IN REAL ESTATE INVESTMENT TRUSTS OR READILY MARKETABLE SECURITIES OF COMPANIES WHICH INVEST OR DEAL IN REAL ESTATE OR SECURITIES WHICH ARE secured by [such] real estate);

    (9) Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities;

    In addition to the investment restrictions noted above, the California Account will not:

    (10)1 [With respect to 75% of its respective total assets, purchase any security (other than U.S. Government securities) if such purchase, at the time thereof, would cause more than 5% of the respective total assets of the . . . California Account (taken at market value) to be invested in the securities of a single issuer.]

------------------------
1 Only the California Account has this restriction so shareholders of the other Accounts will not vote to eliminate this restriction. If Proposal 3 is approved, the California Account will eliminate this restriction.

                    VOTE THIS VOTING INSTRUCTION CARD TODAY!
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

          Please fold and detach card at perforation before mailing.

[ACCOUNT NAME]       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.
                                140 GARDEN STREET
                          HARTFORD, CONNECTICUT  06154
                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 8, 1995


         PROXY                                                       PROXY






     The undersigned hereby appoints Donald H. Pond, Jr., Ann F. Lomeli and Michael A. Chong, and each of them, the proxies of the undersigned with full power of substitution to each of them, to vote all shares of [ACCOUNT NAME] (the "Account") which the undersigned is entitled to vote at a Special Meeting of Shareholders of Connecticut Mutual Investment Accounts, Inc. (the "Company") to be held at the offices of Connecticut Mutual Life Insurance Company located at 878 Main Street (10 State House Square), Hartford, Connecticut, on Friday, December 8, 1995 at 2:00 p.m. Eastern Time and any adjournments thereof.

     By signing and dating this proxy form, you authorize the above proxies to vote your shares of the Account only with respect to the following proposals set forth on the reverse side of this card (which are numbered to correspond to the numbering of proposals contained in the Proxy Statement):

               PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY


                        Date:_____________________________
                        Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        Signature(s) of Shareholder(s):

     (1) To approve a proposal to amend the Account's investment policy to provide that the Account may invest primarily in municipal obligations the interest on which is exempt from regular federal income tax and from the State taxes that, in accordance with the Account's investment objective, the Account seeks to avoid.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2) To approve a proposal to eliminate, reclassify or amend certain of the Account's fundamental investment restrictions as set forth in Exhibit A to the Proxy Statement as follows:

     (2A) Eliminate restriction (3) concerning diversification of assets.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2B)  Eliminate restriction (4)(iii) concerning joint transactions.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2C)  Eliminate restriction (7) concerning investing for control.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2D)  Reclassify restriction (2) concerning short sales.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2E) Amend restriction (6) concerning borrowing, pledging and senior securities.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2F)  Amend restriction (8) concerning investing in real estate.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2G)  Amend restriction (5) concerning lending.


              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                    VOTE THIS VOTING INSTRUCTION CARD TODAY!
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

          Please fold and detach card at perforation before mailing.

CMIA CALIFORNIA MUNICIPALS ACCOUNT          THIS PROXY IS SOLICITED ON BEHALF OF
                                                          THE BOARD OF DIRECTORS

                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.
                                140 GARDEN STREET
                          HARTFORD, CONNECTICUT  06154
                        SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 8, 1995


         PROXY                                                       PROXY






     The undersigned hereby appoints Donald H. Pond, Jr., Ann F. Lomeli and Michael A. Chong, and each of them, the proxies of the undersigned with full power of substitution to each of them, to vote all shares of CMIA California Municipals Accounts (the "Account") which the undersigned is entitled to vote at a Special Meeting of Shareholders of Connecticut Mutual Investment Accounts, Inc. (the "Company") to be held at the offices of Connecticut Mutual Life Insurance Company located at 878 Main Street (10 State House Square), Hartford, Connecticut, on Friday, December 8, 1995 at 2:00 p.m. Eastern Time and any adjournments thereof.

     By signing and dating this proxy form, you authorize the above proxies to vote your shares of the Account only with respect to the following proposals set forth on the reverse side of this card (which are numbered to correspond to the numbering of proposals contained in the Proxy Statement):

               PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY


                        Date:________________________________
                        Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        Signature(s) of Shareholder(s):

     (1) To approve a proposal to amend the Account's investment policy to provide that the Account may invest primarily in municipal obligations the interest on which is exempt from regular federal income tax and from the State taxes that, in accordance with the Account's investment objective, the Account seeks to avoid.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2) To approve a proposal to eliminate, reclassify or amend certain of the Account's fundamental investment restrictions as set forth in Exhibit A to the Proxy Statement as follows:


     (2A)  Eliminate restriction (4)(iii) concerning joint transactions.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2B)  Eliminate restriction (7) concerning investing for control.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2C)  Reclassify restriction (2) concerning short sales.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2D) Amend restriction (6) concerning borrowing, pledging and senior securities.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2E)  Amend restriction (8) concerning investing in real estate.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (2F)  Amend restriction (5) concerning lending.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______

     (3) To approve a proposal to eliminate certain of the Accounts investment restrictions concerning diversification as set forth in Exhibit B to the Proxy Statement as follows:


     (3A) Eliminate restriction (10) to change the Account's diversification status from diversified to non-diversified.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     (3B) Eliminate restriction (3) concerning diversification of assets.

              _______                  _______                  _______
          FOR _______          AGAINST _______          ABSTAIN _______


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.




                                      -3-